EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

     In connection with the Annual Report of Banyan Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Gelmon, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of, and for the periods presented in the Report.

/s/ Michael Gelmon

Michael Gelmon

Chief Executive Officer

April 16, 2007